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Farm Bureau Life Insurance Company                                                                                          DEFERRED
5400 University Avenue                          [FARM BUREAU FINANCIAL SERVICES(R) LOGO]                                     ANNUITY
West Des Moines, Iowa                                                                                                    APPLICATION
50266-5997

                                                                  POLICY # (HOME OFFICE USE ONLY)___________________________________

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                                          STATE-
AGENT INFORMATION:   NAME                 COUNTY           PHONE #            AGENT #           %                ACCOUNT #
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#1
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#2                                                                                                           APPLICANT'S ST-CTY
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All references to "the Company" shall mean Farm Bureau Life Insurance Company of West Des Moines, Iowa.


SECTION A - PROPOSED ANNUITANT

Sex: / / Male   / / Female             Occupation:__________________________________________________________________________________

Name: _____________________________________________________________________     SS#/Tax ID: ________________________________________

Address: __________________________________________________________________     Date of Birth: ____________________  Age:___________

City: _________________________________ State:________________ Zip:________     Daytime Phone: (___________)________________________


SECTION B - OWNER (IF OTHER THAN PROPOSED ANNUITANT)

Sex: / / Male   / / Female             Relationship to Proposed Annuitant:__________________________________________________________

Name: _____________________________________________________________________     SS#/Tax ID: ________________________________________

Address: __________________________________________________________________     Date of Birth: _____________________________________

City: _________________________________ State:________________ Zip:________     Daytime Phone: (___________)________________________

Joint Owner's Name (if any): ______________________________________________     Joint Owner's Date of Birth: _______________________

Joint Owner's Relationship to Owner: ______________________________________     Joint Owner's SS#/Tax ID: __________________________


SECTION C - POLICY TYPE

Check type of Annuity:   / / Fixed Annuity     / / Variable Annuity (COMPLETE FORM # 432-138)     / / Other: _______________________

If a Fixed Annuity is chosen, please indicate your choice of the following options:

   [/ / FPDA, 6-year surrender charge period         / / SPDA, 3-year initial rate guarantee, 3-year surrender charge period
    / / FPDA, 10-year surrender charge period        / / SPDA, 6-year initial rate guarantee, 6-year surrender charge period]

Check if you wish to add a rider: / / Incremental Death Benefit Rider (not available with any type of IRA plan)


SECTION D - PLAN TYPE

Check one:   / / Nonqualified                         / / TSA/403(b)                   / / SIMPLE IRA
             / / Keogh/Corporate Pension              / / IRA                          / / Roth IRA
             / / Sec. 457 Def. Comp.                  / / SEP IRA                      / / Other __________________________________


SECTION E - PREMIUM PAYMENTS

SINGLE/INITIAL PREMIUM PAYMENT $ _____________________________________   FUTURE PREMIUM PAYMENTS $ _________________________________

[(Minimums:  FPDA-$500, SPDA-$10,000, FPDVA-$1,000)]                     By:   / / No billing    / / CBP    / / Salary Savings
By:   / / Check     / / Transfer     / / Rollover                        EFT (indicate frequency):  DIRECT (indicate frequency):
Estimated amount of transfer/rollover $ ______________________________         / / Monthly                  / / Quarterly
                                                                               / / Quarterly                / / Semiannual
If a QUALIFIED plan, tax year for which contribution applies:_________         / / Semiannual               / / Annual
                                                                               / / Annual


IF PREMIUM AMOUNT IS OVER $1,000,000, HOME OFFICE APPROVAL MUST BE RECEIVED PRIOR TO ACCEPTING ANY PREMIUM PAYMENT.


432-121(05-02)

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SECTION F - RETIREMENT DATE (THE AGE AT WHICH THE PROPOSED ANNUITANT EXPECTS TO RETIRE)

(If no age is given, the Retirement Date shall be the later of age 80 or 10 years after the date the policy is issued)


SECTION G - SPECIAL REQUEST, REMARKS AND CORRECTIONS OR ENDORSEMENTS

____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________


SECTION H - BENEFICIARY

As to any death benefit payable, survivors within a class (Primary or Contingent) entitled to the proceeds shall share equally unless otherwise specified.

                                                                          RELATIONSHIP TO
              NAME                        ADDRESS                        PROPOSED ANNUITANT                SS#/TAX ID

Primary: ___________________________________________________________________________________________________________________________

Contingent: ________________________________________________________________________________________________________________________
              (If Primary Beneficiary is not living)

OR / / all Children born to or adopted by Proposed Annuitant and __________________________________________________(name of spouse).


SECTION I - EXISTING COVERAGE/REPLACEMENT

1.   Does the Proposed Annuitant or Owner have any other life insurance policies or annuity contracts?      / / Yes     / / No

     IF "YES", AND YOUR STATE SO REQUIRES, COMPLETE 434-176/REPLACEMENT NOTICE.


2.   Is the Policy applied for replacing or likely to replace any existing life or annuity policy?          / / Yes     / / No

     IF "YES", AND YOUR STATE SO REQUIRES, COMPLETE 434-176/REPLACEMENT NOTICE.

432-121(05-02)

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SECTION J - SIGNATURES

I/We declare that all statements in this Application are true to the best of my/our knowledge and belief, and agree that this Application shall be a part of the Annuity Contract issued by the Company. Acceptance of any Annuity Contract issued on this Application shall constitute ratification of any corrections, additions, or changes made by the Company and recorded in the space "Special Requests, Remarks and Corrections or Endorsements" except that no change shall be made as to amount, classification, plan or benefits, unless agreed to in writing. It is understood that no agent, agency manager or other unauthorized person except an Executive Officer or an Assistant Secretary of the Company is authorized to waive forfeitures, to make or alter contracts, or to waive any of the Company's rights or requirements.

ANY PERSON WHO KNOWINGLY PRESENTS A FALSE OR FRAUDULENT CLAIM FOR PAYMENT OF A LOSS OR BENEFIT OR KNOWINGLY PRESENTS FALSE INFORMATION IN AN APPLICATION FOR INSURANCE IS GUILTY OF A CRIME AND MAY BE SUBJECT TO CIVIL FINES AND CRIMINAL PENALTIES.


                                  CERTIFICATION

     UNDER PENALTIES OF PERJURY, I CERTIFY THAT:

     1. THE NUMBER SHOWN ON THIS FORM IS MY CORRECT TAXPAYER IDENTIFICATION NUMBER (OR I AM WAITING FOR A NUMBER TO BE ISSUED TO ME), AND

     2. I AM NOT SUBJECT TO BACKUP WITHHOLDING BECAUSE: (a) I AM EXEMPT FROM BACKUP WITHHOLDING, OR (b) I HAVE NOT BEEN NOTIFIED BY THE INTERNAL REVENUE SERVICE (IRS) THAT I AM SUBJECT TO BACKUP WITHHOLDING AS A RESULT OF A FAILURE TO REPORT ALL INTEREST OR DIVIDENDS, OR (c) THE IRS HAS NOTIFIED ME THAT I AM NO LONGER SUBJECT TO BACKUP WITHHOLDING, AND

     3.   I AM A U.S. PERSON (INCLUDING A U.S. RESIDENT ALIEN).

     CERTIFICATION INSTRUCTIONS. YOU MUST CROSS OUT ITEM 2 ABOVE IF YOU HAVE BEEN NOTIFIED BY THE IRS THAT YOU ARE CURRENTLY SUBJECT TO BACKUP WITHHOLDING BECAUSE YOU HAVE FAILED TO REPORT ALL INTEREST AND DIVIDENDS ON YOUR TAX RETURN. FOR REAL ESTATE TRANSACTIONS, ITEM 2 DOES NOT APPLY. FOR MORTGAGE INTEREST PAID, ACQUISITION OR ABANDONMENT OF SECURED PROPERTY, CANCELLATION OF DEBT, CONTRIBUTIONS TO AN INDIVIDUAL RETIREMENT ARRANGEMENT
     (IRA), AND GENERALLY, PAYMENTS OTHER THAN INTEREST AND DIVIDENDS, YOU ARE NOT REQUIRED TO SIGN THE CERTIFICATION, BUT YOU MUST PROVIDE YOUR CORRECT TIN.

THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.


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Signature of Proposed Annuitant                                     Date


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Dated at (city and state of Owner if other than Proposed Annuitant)


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Signature of Owner (if other than Proposed Annuitant)               Signature of Joint Owner (if any)






List any other name(s) the Proposed Annuitant has used in the past:

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Signature of Agent                                                     Date


432-121(05-02)

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SECTION K - AGENT CERTIFICATE - EXISTING INSURANCE/REPLACEMENT TRANSACTIONS

1. Are you aware of any existing life insurance or annuities not otherwise disclosed
   on this Application?                                                                                   / / Yes      / / No
   If "Yes", please explain: ___________________________________________________________________________


2. Will this plan replace any existing life insurance or annuity? (Using the definition of
   Replacement adopted by your state.)                                                                    / / Yes      / / No
   If "Yes", please explain:____________________________________________________________________________

   For any replacement, indicate the type of coverage proposed to be replaced:

   / / Term Life     / / Whole Life     / / Variable Life     / / Fixed Annuity     / / Variable Annuity

   / / Other - be specific _________________________________________________________________________________________________________


3. Have you completed all state-required replacement notices, if applicable?                              / / Yes      / / N/A


4. Advertising materials:

   -  I certify that I used only insurer-approved sales material with this Application and that an original or a copy of all sales material was left with the Owner.

   -  I certify that a printed copy of any electronically presented sales material was/will be presented to the Owner no later than the date the policy is delivered.

   If not, please explain ____________________________________________________________________________________________________.

5. I certify that this Application is in accordance with the Company's written
   statement of the Company's position with respect to the acceptability of                               / / Yes      / / No
   replacements.*

*Refer to your life reference manual for additional information.




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Signature of Agent                                                     Date




432-121(05-02)
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